CONSULTING AGREEMENT

This Agreement is made and entered into as of the 28th day of January 2007 by and between James B. Wiegand ("Consultant") and Spa-E, Inc., a Delaware corporation (the "Company").

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. **Purpose**: The Company hereby engages Consultant for the term specified in Paragraph 2 hereof to render consulting advice to the Company relating to the capital markets upon the terms and conditions set forth herein.

2. **Term:** Except as otherwise specified in paragraph 4 hereof, this Agreement shall be effective for the period of six (6) months beginning on the date first written above.

3. **Duties of Consultant:** During the term of this Agreement, Consultant shall provide the Company with such regular and customary capital markets and corporate finance consulting advice as is reasonably requested by the Company, provided that Consultant shall not be required to undertake duties not reasonably within the scope of this Agreement. It is understood and acknowledged by the parties that the value of Consultant's advice is not readily quantifiable, and that although Consultant shall be obligated to render the advice contemplated by this Agreement upon the reasonable request of the Company, in good faith, Consultant shall not be obligated to spend any specific amount of time in so doing. Consultant's duties may include but will not necessarily be limited to, providing recommendations concerning the following matters:

a. Rendering advice with regard to any of the following capital markets and corporate finance matters:

(i) Capitalization of the Company;
(ii) Offerings of securities in public and private transactions;
(iii) Alternative uses of corporate assets;
(iv) Structure and use of debt;
(v) Sales of stock by insiders pursuant to Rule 144 or otherwise;
(vi) Strategic plan of the Company; and
(vii) Meetings with and presentations to institutional and professional individual investors in the U.S. and Europe.

4. **Compensation:** In consideration for the services rendered by Consultant to the Company pursuant to this Agreement, the Company shall issue and deliver to Consultant Two Hundred Thousand (200,000) shares of common stock within thirty (30) days of this Agreement.

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5. **Liability of Consultant:** The Company acknowledges that all opinions and advice (written or oral) given by Consultant to the Company in connection with Consultant's engagement are intended solely for the benefit and use of the Company in considering the transaction to which they relate, and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of Consultant to be given hereunder, and no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor may the company make any public references to Consultant, or use Consultant's name in any annual reports or any other reports or releases of the Company without Consultant's prior written consent. Consultant's maximum liability shall not exceed the cash compensation received from the Company.

6. **Consultant's Services to Others:** The Company acknowledges that Consultant or its affiliates are in the business of providing financial services and consulting advice to others. Nothing herein contained shall be construed to limit or restrict Consultant in conducting such business with respect to others, or in rendering such advice to others.

7. **Reimbursement of Expert Expenses:** The Company shall reimburse Consultant for reasonable fees and disbursements of any experts and consultants retained by Consultant in connection with this Agreement, subject to such retention and fees and disbursements being approved prior thereto in writing by the Company.

8. **Company Information:**

a. The Company recognizes and confirms that, in advising the Company and in fulfilling it engagement hereunder, Consultant will use and rely on data, material and other information furnished to Consultant by the Company. The Company acknowledges and agrees that in performing its services under this engagement, Consultant may rely upon the data, material and other information supplied by the Company without independently verifying the accuracy, completeness or veracity of same. The Company agrees to notify Consultant in writing via overnight courier, facsimile or e-mail of any material event and/or change with in twenty-four hours of its occurrence.

b. Except as contemplated by the terms hereof or as required by applicable law, Consultant shall keep confidential all material non-public information provided to it by the Company, and shall not disclose such information to any third party, other than such of its employees and advisors as Consultant determines to have a need to know.

9. **Consultant an Independent Contractor:** Consultant shall perform its services hereunder as an independent contractor and not as an employee of the Company or an affiliate thereof. It is expressly understood and agreed to by the parties hereto that Consultant shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be agreed to expressly by the Company in writing from time to time.

10. **Termination:** Either party at anytime with fifteen (15) days prior written notice may terminate this Agreement. In the event of termination, the shares due Consultant as

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compensation are to be delivered as specified in Paragraph 4, Compensation. Shares paid Consultant may not be rescinded by the Company, and Termination, if any, will have no effect on the Compensation due Consultant under this agreement.

11. **Miscellaneous:**

a. This Agreement between the Company and Consultant constitutes the entire agreement and understanding of the parties hereto, and supersedes any and all previous agreements and understandings, whether oral or written, between the parties with respect to the matters set forth herein.

b. Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent (i) postage prepaid by registered mail, return receipt requested, or (ii) by facsimile, to the respective parties as set forth below, or to such other address as either party may notify the other in writing.

If to the Company, to:

Spa-E, Inc.
630 Lincoln Road
Miami Beach, FL 33139

Attention: David Sarfati, President

If to Consultant, to:

James B. Wiegand
16200 WCR 18E
Loveland, CO 90537

c. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, legal representatives and assigns.

d. This Agreement may be executed in any number of counterparts, each of whom together shall constitute one and the same original document.

e. No provision of this Agreement may be amended, modified or waived, except in a writing signed by all of the parties hereto.

f. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to conflict of law principles. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in New York, and they hereby submit to the exclusive jurisdiction of the courts of the State of New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement, and consent to the service of process in any such action or legal

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proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth in Paragraph 11(b) hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date first above written.

CONSULTANT

By: ______________________________

Name: James B. Wiegand
Title: Consultant

COMPANY

Spa-E, Inc.

By: ______________________________

Name: David Sarfati
Title: President

LOCK-UP/LEAK-OUT AGREEMENT

THIS LOCK-UP/LEAK-OUT AGREEMENT (the "Agreement") is made and entered into as of January 28, 2007, between Spa-E, Inc., a Delaware corporation (the "Company"), and James Wiegand ("Wiegand" or the "Shareholder"). JJW

RECITALS

WHEREAS, the Company and the Wiegand have entered into a Consulting Agreement simultaneously with the execution of this Agreement, pursuant to which the Company has agreed to issue to Wiegand Two Hundred Thousand (200,000) shares of common stock of the Company ("Compensation Common Stock") as consideration for his services pursuant to the Consulting Agreement;

WHEREAS, in order to provide for an orderly market for the common stock of the Company, the Company and Wiegand have agreed to enter into this Agreement and to restrict the sale, assignment, transfer, conveyance, hypothecation or alienation of the Compensation Common Stock, all on the terms set forth below.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Except as otherwise expressly provided herein, and except as the Shareholder may be otherwise restricted from selling shares of the Company under applicable United States or state securities laws, rules and regulations, the Shareholder may sell only the Compensation Common Stock subject to the following conditions:

1.1 The Shareholder shall be allowed to sell such number of shares the Compensation Common Stock that is equal to 25% of the daily volume of the Company's common stock on the day prior to the date of the sale of the Compensation Stock as reported by Bloomberg.

1.2 Except as otherwise provided herein, all Compensation Common Stock shall be sold in "broker's transactions" and the Shareholder will comply with the "manner of sale" requirements as those terms are defined in Rule 144 of the Securities and Exchange Commission during the Lock-Up/Leak-Out Period.

1.3 An appropriate legend describing this Agreement shall be imprinted on each stock certificate representing the Compensation Common Stock covered hereby, and the transfer records of the

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Company's transfer agent shall reflect such appropriate restrictions.

1.4 The Shareholder agrees that he/it will not engage in any short selling of the Company's common stock.

2. Notwithstanding anything contained in this Agreement, the Shareholder may transfer his shares of the Company to his affiliates, partners in a partnership, subsidiaries and trusts, or spouses and lineal descendants for estate planning purposes, provided that the transferee (or the legal representative of the transferee) executes an agreement to be bound by all of the terms and conditions of this Agreement in connection with the resale of the Compensation Common Stock acquired.

3. Notwithstanding anything to the contrary set forth herein, the Company may, in its sole discretion, at any time and from time to time, waive any of the conditions or restrictions contained herein to increase the liquidity of the Company's common stock or if such waiver would otherwise be in the best interests of the development of the trading market for the Company's common stock.

4. In the event of: (a) a completed tender offer to purchase all or substantially all of the Company's issued and outstanding securities; or (b) a merger, consolidation or other reorganization of the Company with or into an unaffiliated entity that results in a subsequent change in control of the Company; or (c) a sale of control of the Company its current directors, executive officers and controlling stockholders, then this Agreement shall terminate as of the closing of such event and the Company restricted pursuant hereto shall be released from such restrictions.

5. Except as otherwise provided in this Agreement or any other agreements between the parties, the Shareholder shall be entitled to his respective beneficial rights of ownership of the Compensation Common Stock, including the right to vote the Compensation Common Stock for any and all purposes.

6. This Agreement may be executed in any number of counterparts with the same force and effect as if all parties had executed the same document.

7. All notices, instructions or other communications required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by certified mail, return receipt requested, overnight delivery or hand-delivered to all parties to this Agreement, to the Company at 630 Lincoln Road, Miami Beach, FL 33139; and to the Shareholder, at 16200 WCR 18E, Loveland, CO 80537. All notices shall be deemed to be given on the same day if delivered by hand or on the following business day if sent by overnight delivery or the second business day following the date of mailing.

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8. The resale restrictions on the Compensation Common Stock set forth in this Agreement shall be in addition to all other restrictions on transfer imposed by applicable United States and state securities laws, rules and regulations.

9. If the Company or the Shareholder fail to fully adhere to the terms and conditions of this Agreement, such party shall be liable to the other party for any damages suffered by reason of any such breach of the terms and conditions hereof. The Shareholder agrees that in the event of a breach of any of the terms and conditions of this Agreement by the Shareholder, that in addition to all other remedies that may be available in law or in equity to the Company, a preliminary and permanent injunction, without bond or surety, and an order of a court requiring the Shareholder to cease and desist from violating the terms and conditions of this Agreement and specifically requiring the Shareholder to perform his obligations hereunder is fair and reasonable by reason of the inability of the parties to this Agreement to presently determine the type, extent or amount of damages that the Company may suffer as a result of any breach or continuation thereof.

10. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be amended except by a written instrument executed by the parties hereto.

11. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts entered into and to be performed wholly within said State; and the Company and the Shareholder agree that any action based upon this Agreement may be brought in the United States and state courts of Delaware only, and each submits himself/itself to the jurisdiction of such courts for all purposes hereunder.

12. In the event of default hereunder, the non-defaulting parties shall be entitled to recover reasonable attorney's fees incurred in the enforcement of this Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

Spa-E, Inc.

Date: ______________.

By ______________________________
David Sarfati, President

SHAREHOLDER:

Date: ______________.

____
James Wiegand